Exhibit 23.1





                INDEPENDENT AUDITORS' CONSENT



We   consent  to  the  incorporation  by  reference  in  the
Registration Statements of Surge Components, Inc. and subsidiaries (the "Company") on Form S-8 (No. 333-60787) and Form S-3 (No. 333-63371) of our report, dated February 11, 2002 (except with respect to Note A, to which the date is March 8, 2002), on our audit of the consolidated financial statements of the Company for the year ended November 30, 2001 which report is included in this Annual Report on Form 10-KSB for the year ended November 30, 2001.



/S/Eisner LLP
(formerly Richard A. Eisner & Company, LLP)
New York, New York
March 14, 2003